United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2010
(Date of Report)

Fashion Net, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-153826 (Commission File Number)	26-0685980 (IRS Employer Identification No.)

222 Columbus Ave, Suite 410, San Francisco, CA (Address of principal executive offices)	94133 (Zip Code)

510 552 2811 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "our company believes," "management believes" and similar language.  These forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under Part 1, Item 1 “Description of Business" and Part 1, Item 6 "Management's Discussion and Analysis", including under the heading “– Risk Factors” under Part 1, Item 6.  Our actual results may differ materially from results anticipated in these forward-looking statements.  We base our forward-looking statements on information currently available to us, and we assume no obligation to update them.  In addition, our historical financial performance is not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance.

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on February 1, 2010 by Fashion Net, Inc. (the “Company”) with the Securities and Exchange Commission (the “Change of Control 8-K”) regarding the acquisition of 10,000,000 shares of the Company’s common stock by Kasian Franks directly from Evelyn Meadows, former Chief Executive Officer of the Company.  Mr. Franks acquired control of the Company by purchasing approximately 98.3% of the issued and outstanding shares of common stock of the Registrant from Ms. Meadows through a Stock Purchase Agreement executed on January 15, 2010 and approved by the Company.  A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on February 1, 2010 by Fashion Net, Inc. (the “Company”) with the Securities and Exchange Commission (the “Change of Control 8-K”) regarding the acquisition of 10,000,000 shares of the Company’s common stock by Kasian Franks directly from Evelyn Meadows, former Chief Executive Officer of the Company.  Mr. Franks acquired control of the Company by purchasing approximately 98.3% of the issued and outstanding shares of common stock of the Registrant from Ms. Meadows.

Subsequent to the closing of the Stock Purchase Agreement, on March 4, 2010, Mr. Franks voluntarily cancelled 9,000,000 of his shares.  He remains the majority shareholder of the Company. As the majority shareholder, CEO and Director of the Company, Mr. Franks has determined that it is in the best interest of the Company to change the direction of its operating business to align with Mr. Franks’ experience and expertise.  As part of the change of direction, the Company plans to amend the Articles of Incorporation of the Company to change its name to “Mimvi, Inc.” This name change has been approved by the Board of Directors of the Company and the name change approval process has begun.  A detailed description of the new operations of the Company is described herein.

As used in this annual report, the terms “we”, “us”, “our”, and “Mimvi” mean Fashion Net, Inc., unless otherwise indicated.

General Description of Business

Mimvi is a technology company that develops advanced algorithms and technology for personalized search, recommendation and discovery services to the consumer and enterprise.

Consumers generally know what they want in terms of Internet content but do not necessarily know how or where to find it. At best, consumers today are forced to spend their personal time and energy to find and organize the Internet and mobile content they desire.

During the last fifteen to twenty years, standard search engine technology has been able to provide a valuable but partial solution toward helping consumers find content they are looking for. During the next fifteen to twenty years, new kinds of search companies will arise that provide value beyond today’s commoditized and limited search results. Mimvi leads this new revolution in search, recommendation and discovery with its overall personalization technology platform.

Our personalization technology automates the organization of content. In detail, not only does it automate the process of search, but importantly, the process of personalization, recommendation and discovery of content. Behind our technology is a unique, powerful and proprietary set of algorithms. These algorithms are optimized for various categories of content such as mobile apps and online video.

Our personalization technology platform applies to all content. However, we focus our technology in the area of search, recommendation and discovery results for mobile apps, entertainment and educational videos of all kinds, including music videos. We focus our technology on a search, recommendation and discovery consumer destination Internet site for all of the world’s up and coming mobile apps including those that exist on the Apple iPhone, Google Android, Symbian and Microsoft Windows Mobile platforms.

The fierce competitive landscape of mobile apps has left open the huge opportunity for our technology to automatically organize and recommend mobile apps for all mobile platforms in an unbiased way. Our technology unites mobile apps from leading competitors on a search and recommendation website for the consumer and advertiser. Although this is something that today’s major players in the mobile space refuse to do, it remains as one of our more rewarding execution paths.

As an explosion of video continues on the Internet, our strategy includes an understanding that video experiences are inherently passive. This means that the consumer should not be forced to endlessly enter queries searching for video content. Video content should be passively recommended to the consumer, similar to a TV-like experience. This is especially true when it comes to video content related to Music, Travel, Comedy, Education and Health.

Transactions, revenue and profit that occur on our personalization platform are composed of recommended products, merchandise and advertisements from large companies to small individuals. Our own personalization technology and algorithms are used to create contextual and relevant matches between the content it organizes and the products, merchandise and services from advertisers large and small.

Business Overview

Mobile applications are the new “websites” and mobile devices are the new “browsers”. Our technology excels at helping people search for and find personalized mobile apps such as iPhone apps, Google Android apps, Windows Mobile apps, Symbian apps and many others.

A multi-billion dollar revenue difference exists that favors leading search engines over leading social networks. Our business combines the value of search engines and social networks to provide the world’s largest personalized search and recommendation engine for mobile applications and videos.

We have developed cognitive computing technology which is the basis for its personalized search and recommendation platform. This technology mimics the way humans process information. Using this technology to analyze information, searches on search engines and similar tastes found on social networks around the world, our business provides powerful personalized search, discovery, recommendation algorithms and additional technology platforms. This technology is currently applied to automatically organize the world’s mobile apps and videos for consumers and enterprises such as Google, Apple, Baidu, NetFlix and Amazon.

While standard search algorithms require a lot of active work on the users part, our cognitive computing algorithms are designed to automate the search, discovery and recommendation process with personalization technology. This works especially well when users want to passively, similar to watching TV, interact with content on the Internet or within the enterprise.

Our technology platforms enable addictive and exhilarating consumer web experiences. These consumer web experiences are defined by simplicity and power. The world’s general social networks and search engines have commoditized information making it ripe for the application of our technology. The value in this information comes from it being intelligently organized.

Our strategists understand that consumers need services that simplify their daily routines as opposed to making them more complex. This strategy wrapped around a platinum class of advanced search algorithms and technology provides relevant search results without having to actively search for apps, entertainment and product recommendations. Powerful automated discoveries add to a higher quality of life that can inspire and be shared with family and friends. By achieving this, the Company’s product becomes a part of the consumer’s daily lives.

Our company is led by top-notch strategists and engineers in the areas of entertainment technology, as indicated in Item 5.01 of this Form 8-K/A.

Services and Products

Our products branch from its personalization technology platform. These products include:

Specialized Web Content Aggregation Systems

We have developed technology that algorithmically targets, aggregates and monitors mobile application marketplaces from Apple, Google and many other mobile platform providers. In addition, web content from video content storage sites such as YouTube, Vimeo, Hulu, VEVO, and DailyMotion. Our technology ‘talks’ to sites like these to determine what content is available to better organize for the consumer. The technology does not store content but rather data related to the content that can be used to provide better search, recommendation and discovery into these content storage sites.

Our specialized content aggregation systems target, aggregates and monitors iPhone apps, Android apps and other mobile app sites and marketplaces such as those provided by Apple, Google and other mobile carries and platforms. Our technology generates data that enables advanced search, recommendation and discovery of all mobile apps found on the web and on mobile operating systems.

Advanced Personalization, Recommendation, Automated Discovery and Matching Platforms

Our personalization platforms consist of algorithms that contextually match content such as mobile apps, videos and websites to consumer demand. These algorithms gather and generate context surround this content to provide advanced search, recommendation and discovery. Mimvi algorithms are based on vector space methods. Combining these methods results in the Mimvi personalized search, recommendation, discovery and matching platforms.

Vector Space Search Indexing Technology

The individual algorithmic component of vector space indexing enables the Company to generate context vectors of context for content such as individual videos, mobile apps and websites. These vectors can be compared with other vectors for advanced contextual matching of mobile apps, videos and websites.

Vertical & Specialized Search Engines for Video and Mobile Apps

Using the above mentioned methods and platforms, our technology includes vertical search and specialized search interfaces that focus on specific content providing a more targeted search result set for mobile apps, videos and websites.

Algorithm Development Services

We offer vector space algorithm development for customized solutions applied to mobile platforms, consumer websites and enterprise partners.

Powerful Application Programming Interfaces (APIs) for Partners & Third Parities

All of our technology platforms come enabled with APIs for efficient access and development of third party applications. This results in a broad ecosystem of close partners that benefit from our technology.

Simplified Scalable Consumer Web Offerings

Our technology’s core is its ability to offer consumer web destination sites. These enable the consumer with simple and transparent access to powerful personalized search, recommendation and discovery interfaces.

Algorithms, Technology & IP

Personalized Search & Recommendation Platforms that Index Mobile Applications

Similar to a major search or recommendation engine, Mimvi intends to be the leading personalized search, discovery and recommendation destination consumer site for Mobile Applications. Today’s “mobile apps” are like yesterday’s “websites”.

Mobile apps are being produced at an unprecedented rate and they need to be organized and personalized with simplicity and power. But they need more than yesterday’s search technology. Our personalized search, discovery and recommendation algorithm for mobile applications utilizes cognitive computing algorithms combining information from the mobile web, major search engines and social networks. This algorithm powers our leading search and recommendation engine along with social components for mobile applications available to consumers worldwide.

Technology for Videos

There is a continued explosion in video content on the Internet. It’s difficult to find what you’re looking for and the content is largely unorganized. Our algorithms for automated video organization combine information from the web, major search engines, video search engines and social networks. The algorithms automatically organize and recommend personalized video search results to consumers in the area of travel, music, health, education, comedy, mobile apps, and video games as well as many other areas. Our initial focus will include destination video websites both for music and comedy. Our technology will be available to movie resellers and distributers.

Sales and Marketing

General Technology Strategy

Our technology platform consists of using advanced specialized aggregation, search and recommendation technology. The technology considers the UI (User Interface) and UX (User Experience) integral to any technology consumer web or mobile application. This also includes specific technology applications in these areas:

•	Specialized Web Aggregation Systems

•	Advanced Personalization, Recommendation, Automated Discovery and Matching

•	Vector Space Search Indexing Technology

•	Vertical & Specialized Search Engines for Mobile Apps

•	Cognitive Computing Algorithm Development

•	Powerful APIs

•	Simplified Scalable Consumer Web Offerings

We are currently in the process of patenting all methods and applications developed. Concurrently, we adheres to a solid release schedule with the first series of releases, which include search and recommendation for mobile apps and a surrounding a TV-like channel consumption of entertainment content based on search and automated discovery experiences. The following diagram illustrates the release schedule, which is on track for a commercial grade release during the first quarter of 2010.

Screenshot of the current Mimvi automated video discovery channel:

Our products and services continue to be built with the consumer web and social networking mobile generation in mind.  Additional releases from the Company include providing users and developers with an array of easy to use tools to create and share applications. Our products and services are tightly integrated with revenue approaches that stick to the theme of purchasing search results or keywords surrounding automated content driven channel experiences. Our products and services are being developed to be fully iPhone, iPod Touch, Google Android, Symbian and Windows Mobile compatible. Our company reflects a passion for the human desire to search and discover, and the belief that soon everything on the Web will need to be consumed based on simple, powerful personalized search and automated discovery experiences.

Transaction Platforms

Our algorithms are coupled with relevant advertising platforms that display personalized mobile apps, products, services, virtual goods and merchandise. The platform is available to large and small advertisers. The Company’s advertising marketplace and transaction platform support mobile payments, micropayments and standard payment processing methods.

Transactions can be enabled on our partner sites. Our technology platforms and algorithms can be used to power other partner sites with the goal of revenue sharing on any resulting transactions where search or recommendation results are powered by our technology.

Our revenue goals relate to creating high-value around keywords and content that can be exchanged via our Transaction Platform. Our focus is to achieve this with high user retention by offering a series of entertainment search, automated discovery and personalization experiences that are more simple and powerful than any other service.

Consumer spending habits have been redefined by recent changes in the world’s economy. We understand this and consider this difficulty a clear opportunity based on a deep experience with the mobile space, consumer web and enterprise. Companies must move beyond basic unique visitor counts and instead into query counts, visitor retention and multi-path transaction conversion. We funnel these into the following revenue streams:

•	Micro-transactions
•	Mobile-enabled Transactions
•	Marketplaces for Keywords (something only a query-focused platform can benefit from)
•	App Marketplaces (based on Mimvi search and automated discovery APIs)
•	API Results Distribution
•	Revenue Sharing & Equity Positioning Based on Mimvi-powered Ecosystem Partners
•	Tiered subscriptions connected to advanced search and automated discovery experiences
•	Lead generation
•	Advertising
•	Enterprise Licensing & Consulting

Hedged Mimvi revenue models can be segmented in the following divisions:

In the era of this new web economy, personalized search and automated discoveries are more important than ever in converting consumers into paying customers. Whether the sector is music, movies or books, customers are always looking for guidance and suggestions as to what mobile apps and purchases might best suit their desires.

Personalization, recommendation and discoveries have become one of the primary driving factors behind sales. Besides buying things to fulfill direct necessities or desires, customers like to browse to find complementary purchases. Consequently, the higher the degree to which mobile app or content is personalized, the higher the sales volume will be.

More importantly, this is not a linear relationship. As the accuracy of discoveries and personalization improve, there is a potential for an exponential growth in sales. Good personalization technology increases sales, which produces even further personalization and additional sales. A small improvement in the ability to personalize or recommend content leads to a large boost in revenue.

International Applications

Along with the US and UK, countries such as China represent a significant opportunity for our Company’s search and recommendation technology platforms. Our strategy includes leveraging its language-independent approaches to provide superior personalized search and discovery services to mobile apps and content in China, particularly video content. Other international efforts include countries such as Japan, France, India, Russia and many more.

Market Demand

The market demand for mobile apps is clear. Market demand for simplicity, power and choice on the Internet is greater than ever before. Content on the Internet is increasing exponentially. Today’s media and technology companies have commoditized content and search results and consumers are not getting what they are looking for.

Many leading media and search technology companies believe that providing access to limited media and choice is enough. As a result, today’s content and search experiences are complex and require the consumer to work hard to connect with what they truly need and want.

This has created a great demand for simple and powerful content, search and automated discovery experiences, which are filled with choice based on leveraging commoditized content and search results from a variety of sources.

We recognize that on the Internet there is a large market demand for powerful Internet experiences defined by the consumer, not a company. New Internet content experiences relate to vertical and specialized search, automated discovery and personalization platforms connecting people to mobile apps, millions of videos, images, and hidden knowledge with unprecedented ease and refreshing simplicity.

We fills this demand by specializing in delivering new, simple, powerful search and automated discovery experiences with immediate satisfaction to the consumer on any device and in any location. This is done with any content based on new technology, algorithms and, more importantly, consumer strategy. Reducing steps, increasing power and choice is where our Company excels.

Creating the new roadways to meet consumer demand is part of the Mimvi technology experience.

Logistics and Inventory

We use the Internet to manage its logistics. This includes its consumer web destination sites. We own and operate several network operations centers and server farms along with cloud computing centers in partnership with Amazon and Rackspace, Inc. These are located San Francisco CA, Berkeley CA, New York NY and Nagoya Japan.

Competition

Major Competitors

Our primary competitors include Google, Apple, Baidu, Amazon and NetFlix. Many have the opportunity to qualify as competitors to the Mimvi experience. As competitors, we consider leading search engines, social networks and companies that have used entertainment content to capture the attention and loyalty of consumers in a limited way. Companies that have used entertainment as a foundation to introduce new hardware and expanded search experiences remain competitive to our Company.

Our competitors such as Google, Apple, Baidu, VEVO, Amazon, NetFlix and many others have clearly benefited from offering platforms founded on entertainment content combined with search experiences.

We recognize the importance of competing not only on the battlegrounds of consumer acquisition but also in revenue potential based on new hybrid revenue models for a new economy.

Our Competitive Advantages

Our primary competitive advantage is based on its proprietary set of search and discovery algorithms based on cognitive computing approaches along with a team and strategy that has a proven track record of success at executing commercial-grade platforms that excite consumers, enterprises and academic institutions. At its core, our technology applies to automated intelligence acquisition in any data domain and for any device. We are in constant pursuit of patents related to all aspects of its cognitive computing technology, platform and applications.

We understand the power of combining search technology with entertainment content and how this has proved successful for companies such as Apple, Baidu, NetFlix and Google.

Our team has a high-level of prescience when it comes to understanding what excites the consumer and investors. This includes, but is not limited to, its current strategy of initially applying cognitive computing technology to enable the world’s largest search and discovery engine to help people find mobile apps. Mobile apps are the new "websites" and mobile devices are the new "browsers". In 1996 there were 100,000+ websites, today there are 180,000+ mobile apps which are exponentially increasing at a higher rate on varying platforms including the iPhone, Google Android, Windows Mobile, Symbian and Nokia app stores.

In addition, based on the experience of our team and its technology, we intend to apply a competitive approach to enabling consumers to search and automatically discover videos in the area of entertainment and general exploration in an extremely simple way similar to watching TV.

Our competitive advantages also include its ability to cross-pollinate user traffic, consumer attention and revenue between its search and discovery properties.

Top-notch strategists and engineers in the areas of entertainment technology lead the Company. Most notably these are from companies and organizations such as Lawrence Berkeley National Laboratory, SeeqPod, Inc. (responsible for 50M uniques and 250M monthly queries), TiVo and UC Berkeley. The history of our team includes strategy and execution that have resulted in platinum enterprise and consumer web offerings, which include being winners of the 2008 R&D100 Award, also known as the “Oscars of Invention”, given by Steven Chu, US Energy Secretary and Lawrence Berkeley National Laboratory for biomimetic search engine technology.

Kasian Franks, former founder, CEO and CVO of SeeqPod, Inc., which generated 250 million searches per month and 50 million unique visitors per month, founded Mimvi, Inc. in 2010. The technology team and advisors continue to evolve breakthroughs for the consumer, as was done among genomic scientists at the U.S. Department of Energy's Lawrence Berkeley National Laboratory. Currently, versions of Mimvi search and automated discovery offerings are ready for launch. Full-scale commercial releases will commence during the first quarter of 2010.

Our technology platforms enable addictive and exhilarating consumer web experiences. The Company’s consumer web experiences are defined by simplicity and power. The world’s general social networks and search engines have commoditized information making it ripe for the application of our technology. The value in this information comes from it being intelligently organized. Intelligent organization is where the Company shines.
Business Development

Acquiring high quality traffic remains as a high priority for our team. High quality traffic can be defined by revenue potential. Traffic acquisition methods are not new to our strategy and engineering teams. Our team has a proven track record of execution on this front. A focus within the enterprise on both traffic acquisition and customer acquisition is key as shown in the forecast in the chart above. This is due to our unique growth strategy of cross-pollination from the enterprise to the consumer market and vice-versa. We also focus on cross-pollination to and from product offerings that spawn from the overall platform.

Organic traffic and customer growth come from reducing clicks, steps and work both for the consumer and customer while maintaining extremely powerful technology behind the scenes.

In addition, we maintain its own automated lead generation system based on its advanced crawling platform. This, in turn, leads to a virtuous cycle of traffic acquisition with a healthy user adoption curve.

We have a focus on consumer loyalty and retention. Consumer loyalty connects directly to putting the consumer first, ahead of the technology or out-dated media distribution strategies.

Partnerships

Mimvi currently has in the pipeline are structured to secure revenue, traffic and loyal customers. Larger diversified partners will continue to have a substantial and sustained impact on our growth.

Regulatory Matters

Mimvi complies with all regulatory and environmental laws and state and federal regulation related to its operations.

Legal Proceedings

The Company is not a party to any material legal proceedings.

Employees

The company currently has no employees except for Kasian Franks.  Mr. Franks has hired certain technology consultants and the Company intends to eventually convert those consultants into employees in the next six months. These consultants include an Engineering & Design Team, a Media Content Team, and a Corporate Strategy & Business Development Team.

Description of Properties

The Company subleases space from Capital Group Communications (CGC) on a month to month basis.  The Company provides technology services to CGC in lieu of rent.  The offices are located at:

Mimvi, Inc.
222 Columbus Ave.
San Francisco, CA 94133
Direct: 510 552 2811
Office: 510 332 4612
Fax: 510 215 7474

Email: contact@mimvi.com
Web: http://www.mimvi.com

Additionally, we use the Internet to manage its logistics. This includes its consumer web destination sites. We own and operate several network operations centers and server farms along with cloud computing centers in partnership with Amazon and Rackspace, Inc. These are located San Francisco CA, Berkeley CA, New York NY and Nagoya Japan.

Intellectual Properties & Licenses

Mimvi is in the process of filing multiple patents supporting its algorithms, technology platforms and unique user experience frameworks.

Risk factors

Before you invest in our common stock, you should be aware that there are risks, as described below.  You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Associated with the Company

(1)  Our failure to file timely reports may subject us to shareholder litigation, which may materially and adversely affect our business.

Our failure to file our reports in a timely manner may subject us to shareholder litigation, which may divert the attention of our management and force us to expend resources to defend against such claims. Any litigation may have a material and adverse effect on our business and future results of operations.

(2)  We have a limited operating history, which may make it difficult for you to evaluate our business and prospects.

We began operations in January, 2010. Accordingly, we have a very limited operating history for our current operations upon which you can evaluate the viability and sustainability of our business and its acceptance by advertisers and consumers. It is also difficult to evaluate the viability of our use of audiovisual advertising displays in restaurants, audio stores and electronic store malls and other out-of-home commercial locations as a business model because we do not have sufficient experience to address the risks frequently encountered by early stage companies using new forms of advertising media and entering new and rapidly evolving markets. These circumstances may make it difficult for you to evaluate our business and prospects.

(3)  We derive a portion of our revenues from the provision of advertising services, and advertising is particularly sensitive to changes in economic conditions and advertising trends.

Demand for advertising on or through our products, and the resulting advertising spending by our clients, is particularly sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise for a number of reasons, including a general decline in economic conditions, a decision to shift advertising expenditures to other available advertising media, or a decline in advertising spending in general.

A decrease in demand for advertising media in general and for our advertising services in particular would materially and adversely affect our ability to generate revenue from our advertising services, and our financial condition and results of operations.

(4)  Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period in the future.

Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period based on the seasonality of consumer spending trends in general. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. If our revenues for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our operating results for that quarter relative to our operating results from other quarters.

(5)  Our future acquisitions may expose us to potential risks and have an adverse effect on our ability to manage our business.

Selective acquisitions will form a part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Our integration of the acquired entities into our business may not be successful and may not enable us to expand into new advertising platforms as well as we expect. This would significantly affect the expected benefits of these acquisitions. Moreover, the integration of any future acquisitions will require significant attention from our management.

The diversion of our management’s attention and any difficulties encountered in any integration process could have an adverse effect on our ability to manage our business. In addition, we may face challenges trying to integrate new operations, services and personnel with our existing operations. Future acquisitions may also expose us to other potential risks, including risks associated with unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, our inability to generate sufficient revenue to offset the costs, expenses of acquisitions and potential loss of, or harm to, relationships with employees and advertising clients as a result of our integration of new businesses. In addition, we cannot assure you that we will be able to realize the benefits we anticipate from acquiring other companies or that we will not incur costs, including those relating to intangibles or goodwill, in excess of our projected costs for these transactions. The occurrence of any of these events could have a material and adverse effect on our ability to manage our business, our financial condition and our results of operations.

(6)  There may be unknown risks inherent in our acquisitions of companies which could result in a material adverse effect on our business.

We will conduct due diligence with respect to any acquisition we undertake we may not be aware of all of the risks associated with any of the acquisitions. Any discovery of adverse information concerning any of these acquisitions could have a material adverse effect on our business, financial condition and results of operations. While we may be entitled to seek indemnification in certain circumstances, successfully asserting indemnification or enforcing such indemnification could be costly and time consuming or may not be successful at all.

(7)  Failure to manage our growth could strain our management, operational and other resources and we may not be able to achieve anticipated levels of growth in the new networks and media platforms we hope to operate, either of which could materially and adversely affect our business and growth potential.

We have been expanding, and plan to continue to expand, our operations. We must continue to expand our operations to meet what we believe are the demands of our Company. This expansion has resulted, and will continue to result, in substantial demands on our management resources. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion due to, among other things, different technology standards, legal considerations and cultural differences. We may not be able to manage our current or future international operations effectively and efficiently or compete effectively in such markets. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

As we continue to expand into new networks and new media platforms, we expect the percentage of revenues derived from our commercial location network to decline. However, the new advertising networks and media platforms we pursue may not present the same opportunities for growth that we have experienced with our commercial location network and, accordingly, we cannot assure you that the level of growth of our networks will not decline over time. Moreover, we expect the level of growth of our commercial location network to decrease as many of the more desirable locations have already been leased by us or our competitors.

(8)  If our future technologies contain design or performance defects, our reputation and business may be harmed and we may need to expend significant resources to address liability.

Technology as complex as ours may contain design and/or performance defects which are not detectable even after extensive internal testing.  Such defects may become apparent only after widespread commercial use. Any design or performance defects in our products or technology could have a material and adverse effect on our reputation and business.

(9)  We depend on the leadership and services of Kasian Franks who is our founder, chairman, chief executive officer and our largest shareholder, and our business and growth prospects may be severely disrupted if we lose his services.

Our future success is dependent upon the continued service of Kasian Franks our chief executive officer, director and our largest shareholder. We rely on his industry expertise and experience in our business operations, and in particular, his business vision, management skills, and working relationships with our employees and partners. We do not maintain key-man life insurance for Mr. Franks.  If he is unable or unwilling to continue in his present position or if he joins a competitor or forms a competing company, we may not be able to replace him easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose his services.

(10)  We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

We believe that our current cash and cash equivalents and cash flow from operations will not be sufficient to meet our anticipated cash needs including for working capital and capital expenditures, for the foreseeable future. We will require additional cash resources due to changed business conditions or other future developments. We may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including: investors’ perception of, and demand for securities in this Industry; ·conditions of the U.S. and other capital markets in which we may seek to raise funds; our future results of operations, financial condition and cash flows.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

(11)  We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

We cannot be certain that our technology or other aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although we are not aware of any such claims, we may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and

We may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities, which may materially and adversely disrupt our business.

(12)  Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We regard our trade secrets and other intellectual property as critical to our success. Unauthorized use of the intellectual property used in our business may adversely affect our business and reputation.

We have historically relied on a combination of trademark and copyright law, trade secret protection and restrictions on disclosure to protect our intellectual property rights. We enter into confidentiality and invention assignment agreements with all our employees. We cannot assure you that these confidentiality agreements will not be breached, that we will have adequate remedies for any breach, or that our proprietary technology will not otherwise become known to, or be independently developed by, third parties. Additionally, e cannot assure you that any of our trademark applications will ultimately proceed to registration or will result in registration with scope adequate for our business. Some of our applications or registration may be successfully challenged or invalidated by others. If our trademark applications are not successful, we may have to use different marks for affected services or technologies, or enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all.

In addition, policing unauthorized use of our proprietary technology, trademarks and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations.

(13)  We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, or exclusive arrangements, and others may successfully mimic and adopt our business model. Moreover, increased competition will provide a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

(14)  We do not maintain any business liability disruption or litigation insurance coverage for our operations, and any business liability, disruption or litigation we experience might result in our incurring substantial costs and the diversion of resources.

We do not have any business liability, disruption or litigation insurance coverage for our operations. Any business disruption or litigation may result in our incurring substantial costs and the diversion of resources.

(15)  There may be deficiencies with our internal controls that require improvements, and we will be exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002 in the event we become a fully reporting company.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002. Under the supervision and with the participation of our management, we have evaluated our internal controls systems in order to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls, as required by Section 404 of the Sarbanes-Oxley Act. We have performed the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404. As a result, we have incurred additional expenses and a diversion of management’s time. If we are not able to meet the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

(16)  Our business operations may be affected by legislative or regulatory changes.

There are no existing local laws or regulations that specifically define or regulate our business. Changes in laws and regulations or the enactment of new laws and regulations governing placement or content of our products, the industry or otherwise affecting our business in Hong Kong may materially and adversely affect our business prospects and results of operations. We are not certain how the local and Federal governments will implement any regulation or how it may affect our ability to compete in the industry and marketplace.

Risks Associated with this Offering

(17)  Our shares are listed for trading on the OTC Bulletin Board, and our shares will likely be classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price less than $5.00.  Our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks;

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

(18)  There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(19)  Investors may never receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

(20)  Even If A Market Develops For Our Shares, Our Shares May Be Thinly Traded With Wide Share Price Fluctuations, Low Share Prices And Minimal Liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; our ability or inability to generate future revenues; and market perception of the future of development of wood product manufacturing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(21)  We Anticipate The Need To Sell Additional Authorized Shares In The Future.  This Will Result In A Dilution To Our Existing Shareholders And A Corresponding Reduction In Their Percentage Ownership In Asian Trends.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in Asian Trends is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

(22)  Since Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Reselling Your Shares.

Our shares are "penny stocks" and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell Asian Trends Media Holdings, Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

 Item 5.01 Changes in Control of Registrant.

Kasian Franks (the “Buyer”) acquired control of Fashion Net, Inc. (the “Registrant”) on January 15, 2010. The Buyer acquired control by purchasing approximately 98.3% of the issued and outstanding shares of common stock of the Registrant directly from Evelyn Meadows, former Chief Executive Officer of the Registrant (see below).

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the “Board of Directors”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2 and 3 of Part I; Items 5, 6, 7 and 8 of Part II; and Item 13 of Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of January 22, 2010, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

	Amount and
	Nature of	Percentage
	Beneficial	of Common
Name and Address of Beneficial Owner (1)	Ownership	Stock(3)

Kasian Franks (2)	1,000,000	85.5%

All directors and executive officers as a group (1 person)	1,000,000	85.5%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.
(2)	Mr. Franks is the Chief Executive Officer, Secretary and Director of the Registrant.
(3)	Based on 10,170,000 shares of Common Stock outstanding.

Change in Control Arrangements

With the completion of the Transaction, there are currently no arrangements that would result in a change in control of the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Directors, Executive Officers, Promoters and Control Persons

Kasian Franks Director, Chairman of the Board, Chief Executive Officer, and Secretary

Executive Compensation

Shown on the table below is information on the annual and long-term compensation for services rendered to the Registrant in all capacities, for the fiscal years ended December 31, 2008 and December 31, 2009, paid by the Registrant to all individuals serving as the Registrant’s chief executive officer or acting in a similar capacity. During the last completed fiscal year, the Registrant did not pay aggregate compensation to any executive officer in an amount greater than $100,000.

		Annual Compensation				Long Term Compensation
						Restricted		LTIP
					Other Annual	Stock	Options/	payouts	All Other
Name	Title	Year	Salary	Bonus	Compensation	Awarded	SARs (#)	($)	Compensation
Evelyn Meadows	Former President	2009	$0	0	0	0	0	0	0
	CEO, CFO	2008	$0	0	0	0	0	0	0
	Chairman

Kasian Franks	Current	2009	$0	0	0	0	0	0	0
	CEO, CFO	2008	$0	0	0	0	0	0	0
	Secretary

Director Compensation

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Certain Relationships and Related Transactions

There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Price Range of Common Stock

The Company’s common stock is listed on the Over the Counter Bulletin Board ("OTC: BB") under the symbol “FNNI.OB”.

Approximate Number of Equity Security Holders

On March 3, 2010 the Company's common stock had a closing price quotation of $0.  As of March 3, 2010, there were approximately 25 certificate holders of record of the Company’s common stock.

Dividends

We have not declared or paid cash dividends on our common stock.

Recent Sales of Unregistered Securities

There have been no recent sales of unregistered securities.

Description of Registrant’s Securities to be Registered

The company is not registering any securities at this time.

Indemnification of Officers and Directors

Our Articles of Incorporation, as amended, Bylaws and Nevada law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner, which he reasonably believed to be in, or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the matter.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2010 Kasian Franks was appointed as a member of the Board of Directors.

Mr. Franks worked as software engineer and product developer specializing in pattern matching algorithms and tools for companies and organizations such as Sun Microsystems, Oracle, Motorola, Tivo, mPower, and X-Mine. Franks worked at the U.S. Department of Energy’s Lawrence Berkeley National Laboratory (LBNL), Life Sciences Division, as a Genomic Research Scientist from 2002-2005, where, along with Raf Podowski, and Connie Myers, he developed the technology behind SeeqPod. Franks began to study biomimetics along with pattern matching in data and nature. This led to 5 patents in the area of search and discovery. Later he went on to start SeeqPod Inc. a music search, discovery and pattern matching company in which the U.S. Department of Energy, along with Lawrence Berkeley National Laboratory, holds a 5% stake. Under Steven Chu and Lawerence Berkeley National Lab, Franks and SeeqPod won the 2008 R&D 100 award for biomimetic search engines. A number of record companies have attempted to sue SeeqPod, including Warner Music Group, Elektra Records, Rhino Records, and most recently EMI and Capitol Records.

Mr. Franks does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Franks and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Franks (or any member of his immediate family) had or is to have a direct or indirect material interest.

Mr. Franks has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Franks, as the previous CEO of SeeqPod, Inc., filed for Chapter 7 bankruptcy protection in February of 2009. This was in direct response to multi billion dollar lawsuits launched by Warner Music Group, BMI, EMI, Capital Records and Electra Records against the SeeqPod as a result of the search engine technology they developed.  The afore mentioned record companies claimed that Seeqpod’s technology infringed on copyrighted content that existed on the Internet and further claimed that Seeqpod posed a substantial threat to their businesses.  The Chapter 7 bankruptcy is ongoing and has not been finalized.  Other than the above mentioned Chapter 7 bankruptcy, Mr. Franks has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Other than the above mentioned Chapter 7 Bankruptcy, Mr. Franks has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Departure of Evelyn Meadows as President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer

Evelyn Meadows resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Registrant as of January 15, 2010.

Appointment of Kasian Franks as Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

On January 15, 2010, the Registrant appointed Kasian Franks as its Chairman, Chief Executive Officer, Chief Financial Officer and Secretary. There are no employment agreements between the Registrant and Kasian Franks.  Information about Mr. Franks is set forth above under “Appointment of Kasian Franks to the Board of Directors.”

Other consultants and Advisors

Consultants & Advisors
Eric Stoppenhagen

Eric Stoppenhagen, through his consulting company, Venor, Inc., focuses on financial management of small to medium businesses desiring to go public or that are public. He provides temporary CFO services helping with transaction advisory, security filings, and corporate governance requirements. Mr. Stoppenhagen has more than 10 years of financial experience, having served in an executive capacity for several public and private companies; including President of Trestle Holdings, Inc., CFO of AuraSource, Inc., President of Landbank Group, Inc., and CFO of Jardinier Corporation. Mr. Stoppenhagen is a Certified Public Accountant. He holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.

Raf Podowski

Raf is a consultant and member of Mimvi Advisory Board and has a Ph.D., Bioinformatics from Karolinska Institute, Sweden. He also has an M.S., Engineering Physics from Rensselaer Polytechnic Institute. Raf has worked in senior research capacity with Oracle and AstraZeneca and has authored numerous research papers.

Mike Muldoon

Mike Muldoon has over 18 years experience delivering multi-tiered software systems. Mike has a proven team leadership record, managing development efforts from whiteboard to release and maintenance and has worked with mPower (acquired by Morningstar), Blue Shield of California, USDA, GE. Mike has published papers on Internet security and maintains a B.S. in Computer Science from Ohio State University

Caleb Pate

As media, content and music Industry Strategist for Mimvi, Caleb Pate is also founder of Pacific Radio Fire Records and a member of the American Society of Composers and Producers (ASCAP). Caleb maintains a world-wide deal with Zomba/BMG Music Publishing and is member of the band Seventeen Evergreen with forthcoming UK/European releases of full-length albums licensed for the UK and Japanese markets. Their songs have been featured in recent Summit Entertainment film 'Bandslam' with Vanessa Hudgens as well as various BBC and ITV television programs. Appearances on BBC Radio One, BBC Six Music and XFM. Caleb has released an album in the CMJ Top 100 of 2005 available domestically and on iTunes. Caleb has 15 years software, internet and e-commerce experience in analyzing user behavior and digital commerce patterns with UpSide Magazine, Bank of America, Wells Fargo, PointConnect and HeadLight.com. Caleb has a proven team leadership record, managing search engine media content curation efforts and editorial content development.

James Leftwich, IDSA

James Leftwich has a proven track record in developing integrated user experience architectures across the visual, physical, and informational aspects of products, software, and systems. James has won several awards in User Experience Architecture & Design including the IDSA / Business Week - Designs of the Decade Award. James is responsible for over one dozen patents and has worked with Apple, Ericsson, Hewlett Packard, PalmSource, Polaroid, Macromedia, Nike, Nokia, Sun Microsystems, Texas Instruments, Thomson, and Xerox. James is also maker of the iPhone video game app “DodgeDot”.

Mario Wilson

Mario Wilson has 19 years Sales, Marketing, Business Development and Strategy experience with Silicon Valley Startups. He is also the founder Xigen.com (a search engine), and responsible for sales in several early stage startups. Mario has launched product sales into Networking, LDAP, Embedded Systems, WebDAV, online collaboration technologies, Search Engine and consumer markets. He has a background in Linguistics, Cognitive Science, Rhetoric, Semiotics, Ontology and Syntactic Structure.
He holds a BA in Rhetoric with University of California at Berkeley along with an extensive Library Science Background. Mario enjoys traveling both physical worlds and the virtual worlds of technology and the Internet.

Christian Senn

Christian G. Senn ("Chris" Senn) is a video game designer perhaps best known for his work on Sonic X-Treme, the unfinished Sega Saturn game, during his stay at the Sega Technical Institute, where he also worked on The Ooze, Comix Zone, and Dynamite Deka II. More recently, he has worked as a game designer at companies such as Luxoflux, Treyarch, and Bionic Games on titles including Spyborgs, Spider-Man 3, Call of Duty: Finest Hour, True Crime: New York City, Shrek 2, and True Crime: Streets of L.A.

Chris Applegren

Chris Appelgren has been owner and president Lookout! Records since 1997 when label founder Larry Livermore and partner Patrick Hynes retired. Appelgren began working at Lookout in early 1989, and ran the independent punk record label until the company discontinued releasing new albums and laid off the staff in connection with a series of financial troubles that caused the label to end its relationship with Green Day, Operation Ivy and other bands at the end of 2005. In addition, Appelgren has created original artwork and album designs for many punk bands including Blatz, Green Day, Screeching Weasel, The Queers, The Donnas, and Ted Leo And The Pharmacists notably.

Appelgren also performed as vocalist in bands The Pattern, The PeeChees and Bumblescrump and was the original drummer for The Potatomen as well as drumming for The Lefties.

Goetz Weber

Goetz Weber serves as COO of doubleTwist, Inc. Prior to doubleTwist, Goetz was the co-founder and CEO of inDplay.com – a b2b multiplatform video content marketplace, angel funded by Eric Schmidt, William Hearst III and Shai Agassi. inDplay was sold to Ascent Media in February 2008. Prior to inDplay, Goetz held senior positions in strategic business development, product development, and innovation management at SAP AG in Germany and at SAP Labs in Palo Alto. He has worked on a number of leading SAP initiatives, including business strategy for the SAP-Microsoft collaboration, and several new composite application product launches spanning the financial services and manufacturing industries. He holds a Ph.D. in Theoretical Physics, an MBA, and has authored physics publications and patents.

Mina Bissell

Mina Bissell has been recognized for her lifetime contributions to the fields of breast cancer research, the enhanced role of extracellular matrix (ECM) and the nucleus environment to gene expression in normal and malignant tissues. These works have ushered and have changed some central paradigms that have strengthened the importance of context in the development of cancer. Her life story (click here for full story) and some of the recognitions include:

•	NY Times "Old Ideas Spur New Approaches in Cancer Fight"
•	The Mina J. Bissell Award
•	American Cancer Society’s Medal of Honor
•	INSERM Annual International Award
•	American Philosophical Society
•	Pezcoller Foundation-AACR International Award for Cancer Research
•	Federation of American Societies for Experimental Biology Excellence in Science
•	See also: http://www.lbl.gov/LBL-Programs/lifesciences/BissellLab/main.html

Craig Schmitz

Craig Schmitz is a partner Gunderson Dettmer based in Silicon Valley. Craig represents private and public emerging growth companies, with an emphasis on technology companies. He also represents issuers and underwriters involved in public offerings and companies involved in merger and acquisition transactions. In addition, Craig represents venture capital and private equity firms in buyout and recapitalization transactions.

Prior to becoming a partner at Gunderson Dettmer, Craig served as Senior Vice President of Corporate Development and General Counsel at Ariba, Inc., a publicly traded enterprise software company. In this role, he was responsible for a number of functions including mergers and acquisitions, joint ventures, strategic investing, partnering and licensing, and corporate governance.

Craig received his law degree from the University of California at Berkeley, Boalt Hall School of Law. He received his bachelor's degree from the University of California at Berkeley, where he graduated with High Honors and was elected to Phi Beta Kappa. Craig is admitted to practice in California.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Share Exchange Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2010	FASHION NET, INC.

/s/ Kasian Franks
Kasian Franks Chief Executive Officer